Exhibit 99.1

N-able Announces Fourth Quarter and Full-Year 2024 Results

Exceeded Fourth Quarter Revenue Guidance, Delivering 7% Year-Over-Year Growth

Full-Year 2025 Adjusted EBITDA Outlook of 27% to 28%

Full-Year 2025 Constant Currency ARR Outlook of 7% to 9% Year-Over-Year Growth

BURLINGTON, Massachusetts - March 3, 2025 - N-able, Inc. (NYSE:NABL), a global software company helping IT services providers deliver security, data protection as-a-service and unified endpoint management, today reported results for its fourth quarter and full year ended December 31, 2024.

“We closed 2024 in a position of strength and we believe we are poised for even greater success in 2025,” said N-able president and CEO John Pagliuca. “Businesses everywhere need cyber-resilience, and we are investing to further our security leadership, deepen our channel partnerships, and deliver the critical protection our customers deserve. Our guide calls for over $500 million of ARR and strong profit margins. We are executing at scale with a durable business model.”

“N-able made considerable progress across the business in 2024,” added N-able CFO Tim O’Brien. “Our product and go-to-market teams executed critical initiatives, the strategic acquisition of Adlumin expanded the aperture of our business, and we once again operated above the Rule of 40. We firmly believe we have the right pieces in place to win in our markets, and are investing to seize an expanding market opportunity and scale N-able to new heights.”
Fourth quarter 2024 financial highlights:

•Total revenue of $116.5 million, representing 7.5% year-over-year growth, or 7.5% year-over-year growth on a constant currency basis.
•Subscription revenue of $115.0 million, representing 8.5% year-over-year growth, or 8.5% year-over-year growth on a constant currency basis.
•GAAP gross margin of 80.0% and non-GAAP gross margin of 82.3%.
•GAAP net income of $3.3 million, or $0.02 per diluted share, and non-GAAP net income of $18.8 million, or $0.10 per diluted share.
•Adjusted EBITDA of $38.1 million, representing an adjusted EBITDA margin of 32.7%.

Full-year 2024 financial highlights:

•Total revenue of $466.1 million, representing 10.5% year-over-year growth, or 10.2% year-over-year growth on a constant currency basis.
•Subscription revenue of $459.0 million, representing 11.4% year-over-year growth, or 11.1% year-over-year growth on a constant currency basis.
•Total ARR of $482.5 million, representing 8.6% year-over-year growth, or 10.3% year-over-year growth on a constant currency basis.
•GAAP gross margin of 82.7% and non-GAAP gross margin of 83.8%.
•GAAP net income of $31.0 million, or $0.16 per diluted share, and non-GAAP net income of $89.6 million, or $0.48 per diluted share.
•Adjusted EBITDA of $169.4 million, representing an adjusted EBITDA margin of 36.3%.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

Additional highlights for the fourth quarter of 2024 include:

•N‑able acquires existing strategic partner Adlumin, adding cloud-native XDR and MDR capabilities to its end-to-end security and IT management platform. The acquisition will allow N‑able to incorporate Adlumin’s innovative technology with N‑able’s industry-leading platform that combines security, data protection-as-a-service and unified endpoint management. This powerful combination positions N‑able to deliver deeper insights and remediation across the entire IT environment—advancing the evolution of N‑able’s cybersecurity portfolio.
•N-able adds key hires to further strengthen its Channel strategy. The addition of Jonathan Bartholomew, Vice President of Channel Sales; Paul Monaghan, Vice President of EMEA Sales; and Andy Hudson, Vice President of International Marketing, underscore the expanding support N‑able has for the rapidly growing IT services market and its multi-layered channel with an active presence in over 140 countries.

Balance Sheet

As of December 31, 2024, total cash and cash equivalents were $85.2 million and total debt, net of debt issuance costs, was $333.1 million.

The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until N-able files its annual report on Form 10-K for the period. Information about N-able's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

Financial Outlook

As of March 3, 2025, N-able is providing its financial outlook for the first quarter of 2025 and full-year 2025. The financial information below represents forward-looking non-GAAP financial information, including adjusted EBITDA. These non-GAAP financial measures exclude, among other items mentioned below, amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense, interest expense, net, unrealized foreign currency (gains) losses, transaction related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.

The financial outlook provided below reflects N-able's expectations, as of the date of this release, regarding the impact on its business of changing foreign exchange rates and current macroeconomic dynamics.

Financial Outlook for the First Quarter of 2025

N-able management currently expects to achieve the following results for the first quarter of 2025:

•Total revenue in the range of $115.0 to $116.0 million, representing approximately 1% to 2% year-over-year growth, or approximately 3% to 4% growth on a constant currency basis.
•Adjusted EBITDA in the range of $27.5 to $28.5 million, representing approximately 24% to 25% of total revenue.

Financial Outlook for Full-Year 2025

N-able management currently expects to achieve the following results for the full-year 2025:

•Total ARR in the range of $514.0 to $522.0 million, representing 7% to 8% year-over-year growth, or approximately 7% to 9% growth on a constant currency basis.
•Total revenue in the range of $486.5 to $492.5 million, representing approximately 4% to 6% year-over-year growth, or approximately 6% to 8% growth on a constant currency basis.
•Adjusted EBITDA in the range of $132.0 to $138.0 million, representing approximately 27% to 28% of total revenue.

Additional details on the company's outlook will be provided on the conference call.

Conference Call and Webcast

In conjunction with this announcement, N-able will host a conference call today to discuss its financial results, business and business outlook at 8:30 a.m. ET on March 3, 2025. A live webcast of the call will be available on the N-able Investor Relations website at http://investors.n-able.com. A replay of the webcast will be available on a temporary basis shortly after the event on the N-able Investor Relations website.

Forward-Looking Statements

This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the fourth quarter and full-year 2024 and the impact of macroeconomic conditions on our business. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be signified by terms such as “aim,” “anticipate,” “believe,” “continue,” “expect,” “feel,” “intend,” “estimate,” “seek,” “plan,” “may,” “can,” “could,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially and adversely different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the impact of adverse economic conditions; (b) our ability to sell subscriptions to new customers, to sell additional solutions to our existing customers and to increase the usage of our solutions by our existing customers, as well as our ability to generate and maintain customer loyalty; (c) any decline in our renewal or net retention rates; (d) the possibility that general economic, political, legal and regulatory conditions and uncertainty may cause information technology spending to be reduced or purchasing decisions to be delayed, including as a result of inflation, actions taken by central banks to counter inflation, rising interest rates, war and political unrest, military conflict (including between Russia and Ukraine and in the Middle East), terrorism, sanctions, trade or other issues in the U.S. and internationally, including increased tariffs or trade wars, or other geopolitical events globally, or that such factors may otherwise harm our business, financial condition or results of operations; (e) any inability to generate significant volumes of high-quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates; (f) any inability to successfully identify, complete and integrate acquisitions and manage our growth effectively; (g) any inability to resell third-party software or integrate third-party software into our solutions, or find suitable replacements for such third-party software; (h) risks associated with our international operations; (i) foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; (j) risks that cyberattacks, including the cyberattack on SolarWinds’ Orion Software Platform and internal systems announced by SolarWinds in December 2020 (the “Cyber Incident”), and other security incidents may result in compromises or breaches of our, our customers’, or their SMB and mid-market customers’ systems, the insertion of malicious code, malware, ransomware or other vulnerabilities into our, our customers’, or their SMB and mid-market customers’ environments, the exploitation of vulnerabilities in our, our customers’, or their SMB and mid-market customers’ security, the theft or misappropriation of our, our customers’, or their SMB and mid-market customers’ proprietary and confidential information, and interference with our, our customers’, or their SMB and mid-market customers’ operations, exposure to legal and other liabilities, higher customer and employee attrition and the loss of key personnel, negative impacts to our sales, renewals and upgrades and reputational harm and other serious negative consequences, any or all of which could materially harm our business; (k) our status as a controlled company; (l) our ability to attract and retain qualified employees and key personnel; (m) the timing and success of new product introductions and product upgrades by us or our competitors; (n) our ability to maintain or grow our brands, including the Adlumin brand; (o) our ability to protect and defend our intellectual property and not infringe upon others’ intellectual property; (p) the possibility that our operating income could fluctuate and may decline as a percentage of revenue as we make further expenditures to expand our operations in order to support growth in our business; (q) our indebtedness, including increased borrowing costs resulting from rising interest rates, potential restrictions on our operations and the impact of events of default; (r) our ability to operate our business internationally and increase sales of our solutions to our customers located outside of the United States; (s) risks related to our spin-off from SolarWinds into a newly created and separately-traded public company, including that the spin-off may not achieve some or all of any anticipated benefits with respect to our business; that the distribution, together with certain related transactions, may not qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, which could result in N-able incurring significant tax liabilities, and, in certain circumstances, requiring us to indemnify SolarWinds for material taxes and other related amounts pursuant to indemnification obligations under the tax matters agreement; and (t) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors described in N-able’s Annual Report on Form 10-K for the year ended December 31, 2023, that N-able filed with the SEC on February 29, 2024, and those that will be described in N-able’s Annual Report on Form 10-K for the year ended December 31, 2024, that N-able anticipates filing on or about March 3, 2025. All information provided in this release is as of the date hereof and N-able undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.

N-able also believes that these non-GAAP financial measures are used by investors and securities analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.

As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, their most comparable GAAP measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income.

N-able's management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.

Definitions of Non-GAAP and Other Metrics

Annual Recurring Revenue (ARR). We calculate ARR by annualizing the recurring revenue and related usage revenue inclusive of discounts, excluding the impacts of credits and reserves, recognized during the last day of the reporting period from both long-term and month-to-month subscriptions. We believe ARR enhances the understanding of our business performance and the growth of our relationships with our customers.
Non-GAAP Gross Margin, Non-GAAP Operating Income and Non-GAAP Operating Margin. We provide non-GAAP total cost of revenue, non-GAAP gross margin, non-GAAP operating expense and non-GAAP operating income and related non-GAAP gross and operating margins excluding such items as stock-based compensation expense and related employer-paid payroll taxes, amortization of acquired intangible assets, transaction related costs, spin-off costs and restructuring costs and other. We define non-GAAP gross and operating margins as non-GAAP gross profit and operating income divided by total revenue. Management believes these measures are useful for the following reasons:

•Stock-Based Compensation Expense and Related Employer-Paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes associated with our employees’ participation in N-able's stock-based incentive compensation plans. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not necessarily correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
•Amortization of Acquired Technologies and Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased technologies and intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors because the amortization of acquired technologies and intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Transaction Related Costs. We exclude certain expense items resulting from proposed and completed acquisitions, dispositions and similar transactions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, such proposed and completed transactions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude transaction related costs allows investors to better review and understand the historical and current results of our continuing operations and also facilitates comparisons to our historical results and results of peer companies with different transaction related activities, both with and without such adjustments.

•Spin-off Costs. We exclude certain expense items resulting from the spin-off into a newly created and separately traded public company. These costs include legal, accounting and advisory fees, system implementation costs and other incremental costs incurred by us related to the separation from SolarWinds. The spin-off transaction results in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Restructuring Costs and Other. We provide non-GAAP information that excludes restructuring costs such as severance, certain employee relocation costs, and the estimated costs of exiting and terminating facility lease commitments, as they relate to our corporate restructuring and exit activities. These costs are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.

Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share. We believe that the use of non-GAAP net income and non-GAAP net income per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income is calculated as net income excluding the adjustments to non-GAAP gross profit and non-GAAP operating income and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income per diluted share as non-GAAP net income divided by the weighted average outstanding common shares.

Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as they are measures we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense, interest expense, net, unrealized foreign currency (gains) losses, transaction related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We define adjusted EBITDA margin as adjusted EBITDA divided by total revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our related party debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Non-GAAP Revenue on a Constant Currency Basis. We provide non-GAAP revenue on a constant currency basis to provide a framework for assessing our performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for revenue contracts denominated in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing non-GAAP revenue on a constant currency basis facilitates the comparison of non-GAAP revenue to prior periods.

Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations, after the deduction of capital expenditures and prior to the impact of our capital structure, transaction related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.

About N-able

N-able fuels IT services providers with powerful software solutions to monitor, manage, and secure their customers’ systems, data, and networks. Built on a scalable platform, we offer secure infrastructure and tools to simplify complex ecosystems, as well as resources to navigate evolving IT needs. We help partners excel at every stage of growth, protect their customers, and expand their offerings with an ever-increasing, flexible portfolio of integrations from leading technology providers. n-able.com

© 2025 N-able, Inc. All rights reserved.

Source: N-able, Inc.
Category: Financial

CONTACTS:

Investors:	Media:
Griffin Gyr ir@n-able.com	Kim Cecchini Phone: 202.391.5205 pr@n-able.com

N-able, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$85,196	$153,048
Accounts receivable, net of allowances of $886 and $1,171 as of December 31, 2024 and 2023, respectively	44,909	40,013
Income tax receivable	3,563	8,001
Recoverable taxes	24,157	12,116
Current contract assets	12,786	1,124
Prepaid and other current assets	13,312	10,489
Total current assets	183,923	224,791
Property and equipment, net	36,162	36,838
Operating lease right-of-use assets	27,998	32,067
Deferred taxes	2,026	1,087
Goodwill	977,013	838,497
Intangible assets, net	83,150	6,717
Other assets, net	28,575	22,794
Total assets	$1,338,847	$1,162,791
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,290	$5,239
Accrued liabilities and other	56,557	49,366
Current deferred consideration	44,023	—
Current operating lease liabilities	6,018	6,443
Income taxes payable	9,733	4,523
Current portion of deferred revenue	23,977	12,646
Current debt obligation	3,500	3,500
Total current liabilities	150,098	81,717
Long-term liabilities:
Deferred revenue, net of current portion	2,996	167
Non-current deferred taxes	3,448	1,820
Non-current operating lease liabilities	30,069	33,064
Long-term debt, net of current portion	329,606	331,509
Non-current deferred consideration	54,089	—
Other long-term liabilities	9,253	3,154
Total liabilities	579,559	451,431
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 550,000,000 shares authorized and 187,528,505 and 183,220,689 shares issued and outstanding as of December 31, 2024 and 2023, respectively	187	183
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of December 31, 2024 and 2023, respectively	—	—
Additional paid-in capital	708,992	666,522
Accumulated other comprehensive (loss) income	(21,095)	4,409
Retained earnings	71,204	40,246
Total stockholders' equity	759,288	711,360
Total liabilities and stockholders' equity	$1,338,847	$1,162,791

N-able, Inc.
Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue:
Subscription and other revenue	$116,509	$108,415	$466,147	$421,880
Cost of revenue:
Cost of revenue	21,184	17,164	77,159	66,369
Amortization of acquired technologies	2,134	457	3,520	1,839
Total cost of revenue	23,318	17,621	80,679	68,208
Gross profit	93,191	90,794	385,468	353,672
Operating expenses:
Sales and marketing	34,632	33,579	135,592	134,691
Research and development	23,246	19,384	90,714	78,180
General and administrative	19,087	16,008	76,514	69,885
Amortization of acquired intangibles	234	12	278	597
Total operating expenses	77,199	68,983	303,098	283,353
Operating income	15,992	21,811	82,370	70,319
Other expense:
Interest expense, net	(7,269)	(7,720)	(30,031)	(30,252)
Other (expense) income, net	(1,765)	2,690	1,931	4,259
Total other expense, net	(9,034)	(5,030)	(28,100)	(25,993)
Income before income taxes	6,958	16,781	54,270	44,326
Income tax expense	3,668	7,430	23,312	20,914
Net income	$3,290	$9,351	$30,958	$23,412
Net income per share:
Basic earnings per share	$0.02	$0.05	$0.17	$0.13
Diluted earnings per share	$0.02	$0.05	$0.16	$0.13
Weighted-average shares used to compute net income per share:
Shares used in computation of basic earnings per share	186,571	183,072	185,277	182,371
Shares used in computation of diluted earnings per share	188,349	186,495	188,426	185,980

N-able, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31, 2024
	2024	2023	2024	2023
Cash flows from operating activities
Net income	$3,290	$9,351	$30,958	$23,412
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,948	5,481	25,725	21,623
Benefit from doubtful accounts	(213)	(546)	(285)	(159)
Stock-based compensation expense	10,488	10,677	45,351	43,570
Deferred taxes	(2,041)	350	(1,952)	330
Amortization of debt issuance costs	400	404	1,598	1,601
Operating lease right-of-use assets, net	386	(500)	438	(1,550)
Loss (gain) on foreign currency exchange rates	2,009	(1,779)	2,702	358
Gain on contingent consideration	(2,570)	(485)	(6,281)	(1,443)
Deferred consideration expense	1,843	—	1,843	—
Loss on lease modification	4	—	1,063	—
Other non-cash expenses	(247)	92	(263)	220
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(1,290)	(939)	(2,131)	(7,060)
Income tax receivable	11,573	8,700	4,685	(174)
Recoverable taxes	(3,227)	(4,633)	(12,965)	(11,392)
Current contract assets	3,466	(417)	(11,430)	(894)
Prepaid expenses and other assets	3,478	2,248	(1,253)	1,463
Accounts payable	(1,612)	1,451	(461)	1,833
Accrued liabilities and other	2,437	7,381	630	16,065
Income taxes payable	(11,012)	(6,525)	4,881	2,966
Deferred revenue	3,903	1,127	2,261	684
Other long-term assets	(3,103)	(68)	(5,721)	(1,274)
Other long-term liabilities	76	(150)	44	(90)
Net cash provided by operating activities	25,986	31,220	79,437	90,089
Cash flows from investing activities
Purchases of property and equipment	(7,150)	(3,293)	(17,570)	(13,780)
Purchases of intangible assets	(991)	(1,881)	(6,157)	(8,556)
Acquisitions, net of cash acquired	(98,694)	—	(98,694)	—
Net cash used in investing activities	(106,835)	(5,174)	(122,421)	(22,336)
Cash flows from financing activities
Payments of tax withholding obligations related to restricted stock units	(2,324)	(1,748)	(20,489)	(11,976)
Exercise of stock options	—	—	12	72
Proceeds from issuance of common stock under employee stock purchase plan	—	—	2,382	1,681
Deferred acquisition payments	—	(600)	(1,000)	(1,450)
Repayments of borrowings from Credit Agreement	(875)	(875)	(3,500)	(3,500)
Net cash used in financing activities	(3,199)	(3,223)	(22,595)	(15,173)
Effect of exchange rate changes on cash and cash equivalents	(5,201)	2,792	(2,273)	1,621
Net (decrease) increase in cash and cash equivalents	(89,249)	25,615	(67,852)	54,201
Cash and cash equivalents
Beginning of period	174,445	127,433	153,048	98,847
End of period	$85,196	$153,048	$85,196	$153,048

Supplemental disclosure of cash flow information:
Cash paid for interest	$6,930	$7,318	$28,690	$28,437

Cash paid for income taxes	$4,610	$3,888	$12,772	$14,934

Supplemental disclosure of non-cash activities:
Change in purchases of property, equipment and leasehold improvements included in accounts payable and accrued expenses	$22	$175	$24	$(378)
Right-of-use assets obtained in exchange for operating lease liabilities	$—	$2,805	$2,628	$5,123
Non-cash consideration exchanged in business combinations	$14,678	$—	$14,678	$—

N-able, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share information)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

GAAP cost of revenue	$23,318	$17,621	$80,679	$68,208
Stock-based compensation expense and related employer-paid payroll taxes	(411)	(363)	(1,715)	(1,434)
Amortization of acquired technologies	(2,134)	(457)	(3,520)	(1,839)
Transaction related costs	(28)	—	(28)	—
Restructuring costs and other	(76)	(36)	(76)	(74)
Non-GAAP cost of revenue	$20,669	$16,765	$75,340	$64,861

GAAP gross profit	$93,191	$90,794	$385,468	$353,672
Stock-based compensation expense and related employer-paid payroll taxes	411	363	1,715	1,434
Amortization of acquired technologies	2,134	457	3,520	1,839
Transaction related costs	28	—	28	—
Restructuring costs and other	76	36	76	74
Non-GAAP gross profit	$95,840	$91,650	$390,807	$357,019

GAAP sales and marketing expense	$34,632	$33,579	$135,592	$134,691
Stock-based compensation expense and related employer-paid payroll taxes	(3,689)	(3,715)	(15,836)	(15,287)
Transaction related costs	(154)	4	(213)	(24)
Restructuring costs and other	(165)	(263)	(583)	(290)
Non-GAAP sales and marketing expense	$30,624	$29,605	$118,960	$119,090

GAAP research and development expense	$23,246	$19,384	$90,714	$78,180
Stock-based compensation expense and related employer-paid payroll taxes	(2,634)	(2,225)	(10,886)	(8,995)
Transaction related costs	(285)	—	(330)	(8)
Restructuring costs and other	(348)	(87)	(442)	(926)
Non-GAAP research and development expense	$19,979	$17,072	$79,056	$68,251

GAAP general and administrative expense	$19,087	$16,008	$76,514	$69,885
Stock-based compensation expense and related employer-paid payroll taxes	(4,058)	(4,565)	(19,304)	(19,377)
Transaction related costs	(1,967)	474	(3,575)	1,128
Restructuring costs and other	(147)	(109)	(3,660)	(823)
Spin-off costs	—	(112)	(51)	(735)
Non-GAAP general and administrative expense	$12,915	$11,696	$49,924	$50,078

GAAP operating income	$15,992	$21,811	$82,370	$70,319
Amortization of acquired technologies	2,134	457	3,520	1,839
Amortization of acquired intangibles	234	12	278	597
Stock-based compensation expense and related employer-paid payroll taxes	10,791	10,868	47,741	45,093
Transaction related costs	2,434	(478)	4,146	(1,096)
Restructuring costs and other	736	495	4,761	2,113
Spin-off costs	—	112	51	735
Non-GAAP operating income	$32,321	$33,277	$142,867	$119,600
GAAP operating margin	13.7%	20.1%	17.7%	16.7%
Non-GAAP operating margin	27.7%	30.7%	30.6%	28.3%

GAAP net income	$3,290	$9,351	$30,958	$23,412
Amortization of acquired technologies	2,134	457	3,520	1,839

Amortization of acquired intangibles	234	12	278	597
Stock-based compensation expense and related employer-paid payroll taxes	10,791	10,868	47,741	45,093
Transaction related costs	2,434	(478)	4,146	(1,096)
Restructuring costs and other	736	495	4,761	2,113
Spin-off costs	—	112	51	735
Tax benefits associated with above adjustments (1)	(781)	(992)	(1,885)	(4,472)
Non-GAAP net income	$18,838	$19,825	$89,570	$68,221

GAAP diluted earnings per share	$0.02	$0.05	$0.16	$0.13
Non-GAAP diluted earnings per share	$0.10	$0.11	$0.48	$0.37

Shares used in computation of diluted earnings per share:	188,349	186,495	188,426	185,980
_________________
(1) The tax benefits associated with non-GAAP adjustments for the three and twelve months ended December 31 2024, and 2023, respectively, is calculated utilizing the Company's individual statutory tax rates for each impacted subsidiary.

N-able, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Net income	$3,290	$9,351	$30,958	$23,412
Amortization	3,929	1,571	9,769	6,396
Depreciation	4,018	3,910	15,956	15,227
Income tax expense	3,668	7,430	23,312	20,914
Interest expense, net	7,269	7,720	30,031	30,252
Unrealized foreign currency losses (gains)	2,009	(1,779)	2,702	358
Transaction related costs	2,434	(478)	4,146	(1,096)
Spin-off costs	—	112	51	735
Stock-based compensation expense and related employer-paid payroll taxes	10,791	10,868	47,741	45,093
Restructuring costs and other	736	495	4,761	2,113
Adjusted EBITDA	$38,144	$39,200	$169,427	$143,404
Adjusted EBITDA margin	32.7%	36.2%	36.3%	34.0%

N-able, Inc.
Reconciliation of GAAP Revenue to Non-GAAP Revenue on a Constant Currency Basis
(In thousands, except percentages)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2024	2023	Growth Rate	2024	2023	Growth Rate

GAAP subscription revenue	$115,033	$106,067	8.5%	$458,961	$412,072	11.4%
Estimated foreign currency impact (1)	17	—	—	(1,048)	—	(0.3)
Non-GAAP subscription revenue on a constant currency basis	$115,050	$106,067	8.5%	$457,913	$412,072	11.1%

GAAP other revenue	$1,476	$2,348	(37.1)%	$7,186	$9,808	(26.7)%
Estimated foreign currency impact (1)	(1)	—	—	6	—	—
Non-GAAP other revenue on a constant currency basis	$1,475	$2,348	(37.2)%	$7,192	$9,808	(26.7)%

GAAP subscription and other revenue	$116,509	$108,415	7.5%	$466,147	$421,880	10.5%
Estimated foreign currency impact (1)	16	—	—	(1,042)	—	(0.3)
Non-GAAP subscription and other revenue on a constant currency basis	$116,525	$108,415	7.5%	$465,105	$421,880	10.2%
_________________
(1) The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue in the corresponding monthly periods for the three and twelve months ended December 31, 2024.

N-able, Inc.
Reconciliation of Unlevered Free Cash Flow
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Net cash provided by operating activities	$25,986	$31,220	$79,437	$90,089
Purchases of property and equipment	(7,150)	(3,293)	(17,570)	(13,780)
Purchases of intangible assets	(991)	(1,881)	(6,157)	(8,556)
Free cash flow	17,845	26,046	55,710	67,753
Cash paid for interest, net of cash interest received	6,930	7,318	28,690	28,437
Cash paid for transaction related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items	4,196	1,243	14,280	6,128
Unlevered free cash flow	$28,971	$34,607	$98,680	$102,318